Overstock Heads into the Future as Beyond

•Overstock.com, Inc. will change corporate name to Beyond, Inc.
•Common stock listing will transfer from NASDAQ to NYSE
•Ticker symbol will change from OSTK to BYON
•All changes effective November 6, 2023

MIDVALE, Utah – October 24, 2023 – Overstock.com, Inc. (NASDAQ:OSTK), which operates as Bed Bath & Beyond, today announced that it will change its corporate name to Beyond, Inc. effective November 6, 2023. Concurrently, with the corporate name change, the company will transfer its stock listing from the Nasdaq Global Market (NASDAQ) to the New York Stock Exchange (NYSE) and change its ticker symbol from OSTK to BYON. Following the corporate name change, Beyond, Inc. will continue to operate its furniture and home furnishings ecommerce business under the Bed Bath & Beyond brand.

On June 28, 2023, Overstock.com, Inc. acquired the Bed Bath & Beyond brand and associated intellectual property. Overstock was rebranded as Bed Bath & Beyond, launching bedbathandbeyond.ca (formerly overstock.ca) in Canada on June 29, 2023, followed by bedbathandbeyond.com (formerly overstock.com) and the brand’s new mobile app in the United States on August 1, 2023. Today, Bed Bath & Beyond sells a broad array of high quality, on-trend home products at competitive prices, including furniture, bedding and bath, patio and outdoor, area rugs, tabletop and cookware, décor, storage and organization, small appliances, home improvement, and more.

“Changing our corporate name to Beyond, Inc. sets us up well for a brighter future,” said Jonathan Johnson, Chief Executive Officer. “As we continue the process of transforming our consumer brand, our new corporate name will help us reach millions of new customers with our advantageous and differentiated, asset-light ecommerce business model. The name ‘Beyond’ emphasizes our commitment to connect new and legacy customers with a wide assortment of products and services. Since our founding in 1999, the company has focused on bringing technical expertise to ecommerce and providing a simple and easy experience for consumers and supplier partners. We expect the corporate name change to enhance the awareness of our iconic consumer brand, Bed Bath & Beyond.”

Overstock.com, Inc. will continue to trade on the NASDAQ with ticker symbol OSTK until the close of market on Friday, November 3, 2023. Beyond, Inc. will begin trading on the NYSE with ticker symbol BYON when markets open on Monday, November 6, 2023. On that day, to celebrate the transfer, representatives of Beyond, Inc. will ring the NYSE Opening Bell at 9:30 AM ET.

“We are grateful to NASDAQ for their partnership and support over the years," Johnson said. “We are thankful to the NYSE for welcoming us to its prestigious platform. We are excited to join many of the world’s biggest consumer brands, as we begin a new chapter in our corporate transformation.”

“We are thrilled to welcome Beyond, Inc. to the New York Stock Exchange,” said Lynn Martin, NYSE President. “Under its new name, Beyond, Inc. joins a world-class community of peers in the retail space at its new listing home, where it can leverage the visibility, unmatched trading platform and other advantages only found at the NYSE.”

About Overstock.com
Overstock.com, Inc. (NASDAQ:OSTK) is a technology-focused innovator based in Salt Lake City, Utah and owner of the Bed Bath & Beyond brand and other intellectual property related to the brand. Bed Bath & Beyond is an online home furnishings and furniture retailer in the United States and Canada. The leading ecommerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website.

Bed Bath & Beyond, Beyond, Welcome Rewards, Overstock, and Overstock.com are trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding impacts of our use of the Overstock and Bed, Bath & Beyond brands, our corporate name change and stock listing transfer. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 2, 2023, Form 10-Q for the fiscal quarter ended June 30, 2023, which was filed with the SEC on July 31, 2023, and in our subsequent filings with the SEC.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com